Rule 424 (b) (3)
Registration No. 333-177949
CUSIP #: 63743HEF5

TRADE DATE:  2/22/2013
SETTLEMENT DATE: 2/27/2013
PRICING SUPPLEMENT NO. 5958 DATED February 22, 2013
 TO PROSPECTUS SUPPLEMENT DATED November 17, 2011
AND BASE PROSPECTUS DATED November 14, 2011

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:                                           $150,000,000

Issue Price:                                               100% of Principal Amount

Original Issue Date:                                         2/27/2013

Maturity Date:                                                  2/27/2016

Initial Interest Rate:                                         Determined as if the Original Issue Date was an Interest Reset Date

Base Rate:                                                USD LIBOR

Spread:                                                      Plus 25 basis points

Index Maturity:                                                3-month

Interest Payment Dates:	February 27, May 27, August 27, and November 27, commencing May 27, 2013

Interest Reset Dates:	February 27, May 27, August 27, and November 27

Payment at Maturity:                                   The payment at maturity will be 100% of the Principal Amount plus accrued and unpaid interest, if any

Redemption Date:                                         None

Agent’s Discount or Commission:            0.15%

Agent(s):                                               KeyBanc Capital Markets Inc.

Capacity:                                               Agent

Form of Note:                                               Book-Entry
(Book-Entry or Certificated)

Other Terms:                                                None

Medium-Term Notes, Series C may be issued by the Company in an unlimited aggregate principal amount.